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                  Apollo BioPharmaceutics, Inc.

                                                                 UNITS
                                                          -------

                         UNIT CERTIFICATE

     EACH UNIT CONSISTING OF TWO SHARES OF COMMON STOCK, PAR VALUE
      $.02 AND ONE REDEEMABLE COMMON STOCK PURCHASE WARRANT

                                                     CUSIP 03759Y 20 1

                   Apollo BioPharmaceutics, Inc.


THIS CERTIFIES THAT, FOR VALUE RECEIVED,
                                         -----------------------------
or registered assigns (the"Registered Holder") is the owner of the number of Units specified above, each of which consists of two shares of Common Stock, par value $.02, and one Redeemable Common
Stock Purchase Warrant (the "Warrant").  Each Warrant entitles the holder to purchase one share of Common Stock, at an exercise price of
$      at any time commencing on                  , 1997, through
  -----                          ----------------
                  , 2002.  The Warrants are redeemable by the
-----------------
Company at a redemption price of $       per Warrant at
                                  ------
any time commencing [one year from the date of the Prospectus] on 30 days' prior written notice, provided that the average of the closing bid prices of the Common Stock for any period of 20 consecutive business days ending within 10 business days of the date on which the notice of redemption is
given shall have exceeded $         per share (subject to adjustment).
                            ------

     The shares of Common Stock and Warrants composing the Units shall be separately tradeable [twelve months after the closing date of the Offering]. The Warrants can only be redeemed if a current prospectus covering the Warrants and the shares of Common Stock issuable thereunder is then in effect.  The terms of the Warrants are governed by a Warrant
Agreement dated as of May     , 1997 (the "Warrant Agreement") between
                         -----
the Company and American Stock Transfer & Trust Company as Warrant Agent (the "Warrant Agent") and are subject to the terms and provisions contained therein and on the face of the Warrant Certificates, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof.

     Copies of the Warrant Agreement are on file at the office of the Warrant Agent at American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005, and are available to any Warrant holder on written request and without cost.

     This Unit Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

     IN WITNESS WHEREOF, the Company has caused this Unit Certificate to be duly executed manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:
       ------------

APOLLO BIOPHARMACEUTICS, INC.

By: /s/ John J. Curry
    -----------------
        Treasurer

By: /s/ Katherine Gordon
    --------------------
        President


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Countersigned and Registered:

AMERICAN STOCK TRANSFER & TRUST COMPANY
40 Wall Street
New York, NY  10005
as Transfer Agent and Registrar

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                  Apollo BioPharmaceutics, Inc.
                         UNIT CERTIFICATE

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM   -    as tenants in common
     TEN ENT   -    as tenants by the entireties
     JT TEN    -    as joint tenants with right of
                    survivorship and not as tenants in common

UNIF GIFT ACT -               Custodian
                -------------           -----------
                   (Cust)                (Minor)
               under Uniform Gifts to Minors
               Act
                   -------------------------
                         (State)

 Additional abbreviations may also be used though not in the above list

                 STOCK AND WARRANTS EXCHANGE FORM

(To be executed by the registered holder to exercise the right to exchange this Unit Certificate for that number of shares of Common Stock, par value $.02 and Warrants evidenced by the Unit Certificate).

     The undersigned hereby irrevocably tenders this Unit Certificate
in exchange for          shares of Common Stock, par value $.02 and
                --------
                   Warrants of Apollo BioPharmaceutics, Inc. pursuant to
 -----------------
and in accordance with the terms and conditions of this Unit, and requests that certificates be issued in the names of and in the denominations as follows:

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and be delivered to:

Please insert Social Security or other
     identifying number of assignee

--------------------------------     ------------------------------------
                                        (Please print name and address)

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and, if such number of Shares and Warrants shall not be all the Shares and
Warrants to which the holder is entitled to hereunder, that Certificate(s) of like tenor for the balance of the remaining Shares and Warrants to which the holder is entitled to hereunder be delivered to the undersigned at the address stated below:

Please insert Social Security or other
     identifying number of assignee

---------------------------------     -------------------------------------
                                        (Please print name and address)

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Dated:
      ---------------------------     -------------------------------------
                                                  (Signature)
                                      (Signature must conform in all respects
                                       to name of holder as specified on
                                       the face of this Unit Certificate)

Signature Guaranteed:
                      -------------------------------------------------------
                      The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

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                            ASSIGNMENT

 (To be executed by the registered holder to effect a transfer of the within Units)

  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or other
     identifying number of assignee

-------------------------------------------------------------------------------
       (Please print or typewrite name and address including postal zip code of Assignee)

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the within Unit together with all right, title and interest therein and does hereby irrevocably constitute and appoint

                                                                       attorney
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to transfer said Unit on the books of the within named Corporation, with full power of substitution in the premises.

Dated:
      --------------------------------        ---------------------------------
                                              NOTICE:  The signature to this
                                              assignment must corresponded with
                                              the name as written upon the
                                              face of the within instrument
                                              in every particular, without
                                              alteration or enlargement
                                              or any change whatever.

Signature Guaranteed:
                      -------------------------------------------
                      The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.